Exhibit 4.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [—], 2012 by and among Performant Financial Corporation, a Delaware corporation f/k/a DCS Holdings, Inc. (the “Company”), the Persons listed from time to time on the Investor Registrable Securities Schedule attached hereto (each, an “Investor,” and collectively, the “Investors”), each of the Persons listed from time to time on the Other Registrable Securities Schedule attached hereto and each of the other holders of Registrable Securities who may from time to time become a party hereto by executing a counterpart signature page to this Agreement. Capitalized terms used but not otherwise defined herein are defined in Section 10.

WHEREAS, in connection with the Company’s intended initial public offering of the Company’s common stock to the public (the “IPO”), the Company and the Investors wish to amend and restate that certain Registration Agreement, dated as of January 8, 2004, by and among the Company and the Investors party thereto;

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Demand Registration.

(a)	Requests for Registration. At any time and from time to time, the holders of a majority of the Investor Registrable Securities may request registration under the Securities Act of all or any portion of the Investor Registrable Securities (i) on Form S-1 or any similar long-form registration (“Long-Form Registrations”), (ii) on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”) if available, or (iii) on any applicable form pursuant to Rule 415 under the Securities Act (a “Shelf Registration”), any of which may be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for a Demand Registration is submitted to the Company, and such request for a Demand Registration requests that the Company file an Automatic Shelf Registration Statement. All registrations requested as described in this Section 1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. As promptly as practicable (and in any event within 10 days) after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(e) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests indicating the holder of such Registrable Securities and the number of Registrable Securities that such holder elects to include in such registration within 10 days after the receipt of the Company’s notice.

(b)

Long-Form Registrations. The holders of a majority of the Investor Registrable Securities shall be entitled to request an unlimited number of Long-Form Registrations from the Company in which the Company shall pay all Registration Expenses (as defined in Section 5 hereof). The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective. All Long-Form Registrations shall be underwritten registrations, unless otherwise requested by the holders of a majority of the Investor Registrable Securities requesting such registration.

(c)	Short-Form Registrations. The holders of a majority of the Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations from the Company in which the Company shall pay all Registration Expenses. The Company shall pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it has become effective. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 or any other short form available for the sale of Registrable Securities.

(d)	Shelf Registrations.

(i)	The holders of a majority of the Investor Registrable Securities shall be entitled to request an unlimited number of Shelf Registrations from the Company in which the Company shall pay all Registration Expenses. The Company shall pay all Registration Expenses in connection with any registration initiated as a Shelf Registration whether or not it has become effective. Subject to the availability of required financial information, within 45 days after the Company receives written notice of a request for a Shelf Registration, the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Company shall use its best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall (subject to Section 6 hereof) cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in such request, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the date of filing of such Shelf Registration or (B) the date on which all Registrable Securities covered by such Shelf Registration have been sold pursuant to the Shelf Registration or (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration in existence.

(ii)

In the event that a Shelf Registration Statement is effective, the holders of a majority of the Investor Registrable Securities covered by such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an Underwritten Offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Company shall all Registration Expenses in connection therewith. The holders of a majority of the Investor Registrable Securities shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two business days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company, subject to Sections 1(e) and 8 hereof, shall include in such Shelf Offering (x) the Investor Registrable Securities and (y) the Registrable Securities of any other holder of Registrable Securities which shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder) within seven days after the receipt of the Shelf Offering Notice, it being understood, for the avoidance of doubt, that only holders of Investor Registrable Securities shall have the right to initiate a Shelf Offering. The Company shall, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Request), but subject to Section 1(f) hereof, use its best efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(iii)	Notwithstanding the foregoing, if the holders of a majority of the Investor Registrable Securities wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such holders only need to notify the Company of the block trade Shelf Offering two business days prior to the day such offering is to commence and the Company shall notify other holders of Investor Registrable Securities and such other holders of Investor Registrable Securities must elect whether or not to participate on the day prior to the day such offering is to commence and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as three business days after the date it commences); provided that the holders of a majority of the Investor Registrable Securities shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade; provided further that no holder of Registrable Securities other than holders of Investor Registrable Securities shall be entitled to participate in an underwritten block trade Shelf Offering without the consent of the holders of a majority of the Investor Registrable Securities.

(iv)	The Company shall, at the request of the holders of a majority of the Investor Registrable Securities, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Investor Registrable Securities to effect such Shelf Offering. Once a Shelf Registration Statement has been declared effective, the holders of a majority of the Investor Registrable Securities may request, and the Company shall be required to facilitate, an unlimited number of Shelf Offerings with respect to such Shelf Registration Statement.

(e)	Priority on Demand Registrations and Shelf Offerings. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Investor Registrable Securities initially requesting such registration. If a Demand Registration or a Shelf Offering is an Underwritten Offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include, subject to Section 1(h) below, in such offering (i) first, the quantity of Registrable Securities requested to be included in such Demand Registration or Shelf Offering, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such offering (to the extent permitted to be so included, in the case of an underwritten block trade) by each such holder and (ii) second, (if permitted by the holders of a majority of the Investor Registrable Securities requested to be included in such Demand Registration or Shelf Offering) other securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in Section 5 hereof.

(f)	Restrictions on Demand Registrations.

(i)	The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 hereof and in which there was no reduction in the number of Registrable Securities requested to be included.

(ii)	If the Company’s board of directors (the “Board”) reasonably and in good faith determines that the filing or effectiveness of a registration statement in connection with any requested Demand Registration would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company has then taken substantial steps, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company has then taken substantial steps, then the Company may delay such registration for a period of up to 60 days so long as the Company is still pursuing the transaction that allowed such delay (it being agreed that the Company may not delay requested registrations pursuant to this clause (ii) more than once in any rolling twelve-month period).

(g)

Selection of Underwriters. The holders of a majority of Registrable Securities who have initially requested to be included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Demand Registration, subject to the Company’s approval, which shall not be unreasonably withheld, delayed or conditioned. If any Shelf Offering is an Underwritten Offering, the holders of a majority of the Registrable Securities participating in such

Underwritten Offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering, subject to the Company’s approval, which shall not be unreasonably withheld, delayed or conditioned.

(h)	Restrictions on Other Registrable Securities. Notwithstanding any other provision contained in this Agreement, the Company shall not include in any underwritten Demand Registration any portion of Other Registrable Securities held by any members of Management of the Company which the underwriter of such Demand Registration reasonably believes is likely to adversely affect such offering.

2. Piggyback Registrations.

(a)	Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than any registration effected pursuant to Form S-4 or S-8 and other than a registration relating solely to the sale of securities to participants in a Company employee plan, a registration relating to a reorganization of the Company or other transaction under Rule 145 of the Securities Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to Sections 2(c) and 2(d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice; provided that the holders of a majority of the Investor Registrable Securities may provide by written notice to the Company that no holder of Registrable Securities will have the right to include Registrable Securities in such Piggyback Registration (in which case the Company need not give such notice or include any such Registrable Securities in such Piggyback Registration).

(b)	Piggyback Expenses. The Registration Expenses of the Company and of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)	Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the Company or the marketability of the offering, the Company shall include, subject to Section 2(e), in such registration (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder and (iii) third, (if permitted by the holders of a majority of the Investor Registrable Securities) other securities of the Company requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.

(d)	Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include, subject to Section 2(e), in such registration, (i) first, the securities requested to be included therein by the holders initially requesting such registration and any Registrable Securities requested (including under this Section) to be included therein, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration by each such holder and (ii) second, (if permitted by the holders of a majority of the Investor Registrable Securities) any other securities of the Company requested to be included in such registration, in each instance which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.

(e)	Restrictions on Other Registrable Securities. Notwithstanding any other provision contained in this Agreement, the Company shall not include in any underwritten Piggyback Registration any portion of Other Registrable Securities held by any members of Management of the Company which the underwriter of such Piggyback Registration reasonably believes is likely to adversely affect such offering.

(f)	Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities participating in such offering.

3. Holdback Agreements.

(a)

Holders of Registrable Securities. Notwithstanding anything contained herein to the contrary, if requested in writing by a managing underwriter, if any, of any Underwritten Offering, each holder of Registrable Securities (whether or not participating in any such Underwritten Offering) shall agree not to effect any public sale or distribution (including sales pursuant to Rule 144, but excluding, to the extent permitted by the underwriter managing the registered public offering, sales effected to pay the exercise price of a stock option pursuant to any broker-assisted exercise or “cashless” exercise of such stock option) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the period commencing on the earlier of the date of distribution of a preliminary prospectus in connection with an Underwritten Offering or the “pricing” of such offering and continuing for not more than 180 days (in the case of the IPO) or not more than 90 days (in the case of any other underwritten public offering) after the date of the final prospectus (or prospectus supplement, in the case of a Shelf Offering) for the Underwritten Offering (a “Lock-Up Period”), except as otherwise agreed to by the managing underwriter and the holders of a majority of the Investor Registrable Securities included in such Underwritten Offering and except for sales made as part of such Underwritten Offering, if otherwise permitted. Notwithstanding the foregoing, no holder of Other Registrable Securities that is not an officer or director of the Company shall be subject to the Lock-Up Period in connection with an underwritten block Shelf Offering unless such holder of Other Registrable Securities was provided notice one day prior to such Underwritten Offering and provided the opportunity to participate therein (whether or not such holder elects to participate in such underwritten block trade). In the event that (a) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Lock-up Period or (B) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16 day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), if agreed to by the holders of a majority of the Investor Registrable Securities selling in such Underwritten Offering, the Lock-up Period shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”). Notwithstanding the foregoing, none of the provisions or restrictions set forth in this Section 3(a) shall in any way limit Parthenon Capital Partners or any of its affiliates from engaging in any brokerage, investment advisory, financial advisory, market-making, arbitrage and other similar activities conducted in the ordinary course of their business. Each holder of Registrable Securities shall execute such agreements with the underwriter for any Underwritten Offering evidencing the agreements set forth in this Section 3(a) in a form agreed to by (and executed by) the holders of majority of the Investor Registrable Securities participating in such Underwritten Offering. Each Holder agrees that the Company may direct the Company’s transfer agent to enter a stop transfer order during any Lock-Up Period applicable to such Holder, including during any Holdback Extension.

(b)	The Company. The Company (i) shall not file any registration statement for a public offering or cause any such registration statement to become effective during any Lock-up Period, as extended during any Holdback Extension, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during a Lock-Up Period, as extended during any Holdback Extension, and (ii) shall use its best efforts to cause each of its executive officers and directors and holders of more than 1% of its equity securities (calculated on a fully diluted, as-converted and as-exchanged to Common Stock basis), or any securities, options or rights convertible into or exchangeable or exercisable for more than 1% of its equity securities (calculated on the foregoing basis), purchased from the Company at any time after January 8, 2004 (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during a Lock-Up Period, as extended during any Holdback Extension, except as otherwise agreed to by the managing underwriter and the holders of a majority of the Investor Registrable Securities included in such Underwritten Offering and except for sales made as part of such Underwritten Offering, if otherwise permitted.

4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (unless waived by the holders of a majority of the Investor Registrable Securities participating in such registration or Shelf Offering or if no Investor Registrable Securities are participating and were never participating in such registration, by the holders of a majority of the Registrable Securities participating in such registration):

(a)	prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)	notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the date as of which there are no longer any Registrable Securities covered by such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)	furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)	cause the chief executive officer and senior Management of the Company to participate in any “road show” presentations to investors in connection with such registration for such period of time as is reasonably requested by the underwriters or of the holders of a majority of the Investor Registrable Securities;

(e)	use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller (including any underwriter) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(f)

promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g)	cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a national securities exchange selected by the Company or, if such listing is not practicable, to arrange for the quotation of such securities on the Over-the-Counter Bulletin Board and at least two market makers to register as such with respect to such Registrable Securities with the Financial Industry Regulatory Authority, Inc.;

(h)	provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or securities of any class of the Company;

(i)	enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities requested to be included in such offering or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities requested to be included in such offering (including effecting a stock split or a combination of shares or a recapitalization or reorganization);

(j)	make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)	permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material which, in the reasonable judgment of such holder and the Company, should be included;

(m)	in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(n)	obtain one or more comfort letters from the Company’s independent public accountants in customary form addressed to the holders of the Investor Registrable Securities (if participating in such registration), and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(o)	provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to the holders of the Investor Registrable Securities (if participating in such registration), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(p)	use best efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request;

(q)	use best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States or any political subdivisions thereof as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r)	cause its Management to participate fully in the sale process, including, without limitation, the preparation of the registration statement and the preparation and presentation of any “road shows,” whether domestic or international;

(s)	give written notice to the holders of the Registrable Securities included in the registration statement:

(i)	when such registration statement or any amendment thereto has been filed with the Securities and Exchange Commission and when such registration statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Securities and Exchange Commission for amendments or supplements to such registration statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose;

(iv)	of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	of the happening of any event that requires the Company to make changes in such registration statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(t)	if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(u)	if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(v)	if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

Any member of Management who is a holder of Other Registrable Securities agrees that if and for so long as he is employed by the Company or any Subsidiary thereof, he shall participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows. Prior to the effectiveness of any registration statement relating to any offering hereunder, (i) any holder of Registrable Securities requested to be included in such offering may withdraw any or all of such Registrable Securities from such offering by written notice to the Company to that effect (whereupon such withdrawn Registrable Securities will no longer be considered to have been requested to be included in such offering), and no such withdrawal will adversely affect the rights of any holder of Registrable Securities requested to be included in such offering and (ii) notwithstanding anything contained herein to the contrary, the holders of a majority of the Investor Registrable Securities may withdraw all Registrable Securities (and any other securities) from such offering by written notice to the Company to that effect and require the registration be delayed or not declared effective and such withdrawal may adversely affect the rights of each holder of Registrable Securities hereunder.

If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the holders of Registrable Securities, and the holders of Investor Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, at the request of the holders of a majority of the Investor Registrable Securities, it shall include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the holders of Investor Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Upon receipt of notice from the Company of the existence of any event of the kind described in Section 4(f) or 4(m) above, each seller of Registrable Securities shall immediately discontinue disposition of Registrable Securities pursuant to the registration statement until the registration statement has been supplemented or amended in accordance with Section 4(f) or until withdrawal of the stop order referred to in Section 4(m).

5. Registration Expenses.

(a)	All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, whether or not a registration statement is filed or becomes effective or any offering is consummated, and the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b)	In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an Underwritten Offering, the Company shall reimburse the holders of Registrable Securities included in such registration or offering for the fees and disbursements of one counsel and other Persons retained by the holders of a majority of the Investor Registrable Securities requested to be included in such registration. All other Registration Expenses to the extent not expressly reimbursed pursuant to this Section 5 shall be borne by all of the sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered (it being understood that all fees and expenses (including with respect to any fees and expenses of counsel and other advisors) of any holder of Registrable Securities (other than as otherwise explicitly set forth herein) shall be borne by such holder).

6. Black-Out Periods.

(a)

Notwithstanding Section 4, and subject to the provisions of this Section 6, the Company shall (with the consent of the holders of a majority of the Investor Registrable Securities, if any, registered under a Shelf Registration Statement) be permitted, in limited circumstances, to suspend the use, from time to time, of the Prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Securities under such Shelf Registration Statement), by providing written notice (a “Suspension Notice”) to the holders of Registrable Securities registered under such Self Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of sixty (60) days in any rolling twelve (12) month period commencing on the date of this Agreement or more than thirty (30) consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement effective after the Company has used all commercially reasonable best efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if the following events shall occur: (i) a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any material contemplated acquisition, divestiture, registered primary offering or other transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Securities pursuant to the Shelf

Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to ensure that the prospectus included in the Shelf Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Shelf Registration Statement or any material change to such information. The Company may extend the Suspension Period for an additional consecutive 30 days (not to exceed ninety (90) days in any rolling twelve- month period) with the consent of the holders of a majority of the Investor Registrable Securities registered under the applicable Shelf Registration Statement, which consent shall not be unreasonably withheld. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis or to take such action as is necessary to make resumed use of the Shelf Registration Statement as soon as possible.

(b)	In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the holders of Registrable Securities registered pursuant to such Self Registration Statement to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Shelf Registration Statement as promptly as possible. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Selling Holders’ Counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(c)	Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 6, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Shelf Registration Statement are no longer Registrable Securities.

7. Indemnification.

(a)	The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, agents and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by, or relating to any action or proceeding arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or other document or communication executed by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)

In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company expressly for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement. The Company and each holder of Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holder to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by such holder and its affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such holder.

(c)	Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party and then, only to the extent thereof) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to participate in, and to the extent it may wish to assume the defense at its own expense of such claim with counsel reasonably satisfactory to the indemnified party and the indemnified party shall have the right to employ separate counsel and participate in the defense of the claim at its own expense. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)

If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (d) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the offering of the Registrable Securities on the one hand and the net proceeds received by the holders of the Registrable Securities included in the registration from the sale of Registrable Securities on the other.

(e)	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification provided for herein is unavailable for any reason.

(f)	No indemnifying party shall, without the written consent of each indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any indemnified party and (B) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any indemnified party.

(g)	The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

(h)	The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

8. Participation in Underwritten Registrations. Notwithstanding anything herein to the contrary, no Person may directly or indirectly participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary and are required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company, the underwriters or any other Person (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except in each case, (i) as otherwise provided in Section 7(b) hereof or (ii) to the extent either (x) the holders of a majority of the Investor Registrable Securities and/or (y) PCP Partners, LLC or any of its affiliates are doing so; provided that, in any such case of (x) or (y), such holder’s aggregate liability for any and all breaches of any such representations and warranties and under any such indemnification obligation shall be individual, not joint and several, for each holder of Registrable Securities and shall be expressly limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

9. Current Public Information; Form S-8. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell, without registration, Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. As soon as practicable after the Company becomes eligible for registration on Form S-8 under the Securities Act, the Company agrees to file one or more registration statements on such form covering such of the shares of Common Stock issued or issuable to the parties listed on the Other Registrable Securities Schedule as are then eligible to be registered on such form, and to maintain the effectiveness of such registration statement(s) under the Securities Act subject to customary lock-ups (if signed by similarly situated people) for so long (and during such time) as the Company determines reasonably and in good faith that such effectiveness will not adversely effect any other offerings or registrations (or proposed offering or registration).

10. Definitions.

“Common Stock” means the Company’s common stock, par value $.01 per share, as constituted on the date hereof, and any stock into which any such Common Stock shall have been changed or any stock resulting from any reclassification of any such Common Stock.

“Holder” means a holder Investor Registrable Securities, Other Registrable Securities or Registrable Securities, as applicable.

“Initial Public Offering” means the initial underwritten public offering of capital stock of the Company registered under the Securities Act pursuant to an effective registration statement.

“Investor Registrable Securities” means (i) all shares of Common Stock originally issued (at any time or from time to time), directly or indirectly, to an Investor or its affiliates (including shares of Common Stock issued upon conversion of the Series A Preferred Stock originally issued, directly or indirectly, to an Investor or its affiliates), or (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, (b) sold to the public in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (c) repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by any employee of the Company, and, if such Investor Registrable Securities are purchased or otherwise acquired by any employee of the Company, then such Investor Registrable Securities shall be deemed Other Registrable Securities, (d) in the case of a holder which is a limited partnership or limited liability company, unless such holder otherwise elects, when they have been distributed to the partners or members of such holder, or (e) otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.

“Management” means any executive officer (as defined in Rule 3b-7 under the Securities Exchange Act of 1934 as in effect on the date hereof) or director of the Company or its Subsidiaries.

“Other Registrable Securities” means (i) all shares of Common Stock originally issued, directly or indirectly (including shares of Common Stock issued upon conversion of the Series A Preferred Stock), to any Person listed on the Other Registrable Securities Schedule attached hereto or to any other holders of Registrable Securities (other than holders of Investor Registrable Securities) who become a party hereto by executing a counterpart signature page to this Agreement, or (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that Other Registrable Securities shall not include securities of the Company that (x) are subject to vesting to the extent that such securities have not vested or (y) are subject to repurchase by the Company; provided, further, that nothing herein shall be deemed to limit or modify the Company’s rights under any agreement with the Company that restricts transfer of such securities in an underwritten public offering of securities. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, (b) sold to the public in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (c) repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by an Investor, and, if such Other Registrable Securities are purchased or otherwise acquired by an Investor, then such Other Registrable Securities shall be deemed Investor Registrable Securities, (d) otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (e) for purposes other than Section 3(a) hereof, the date on which the Other Registrable Securities may be sold without restriction pursuant to Rule 144 under the Securities Act (or any similar rule) in a single transaction without regard to volume and manner of sale limitations. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, a joint stock company, an unincorporated organization or a government or any department or agency thereof.

“Registrable Securities” means the Investor Registrable Securities and Other Registrable Securities. All Registrable Securities shall be Securities.

“Securities” means the Common Stock and any other class of securities or interests of any other Person which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities (including, by way of example and without limitation, the Common Stock).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiaries” means, with respect to any Person:

(a)	any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b)	any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

(c)	For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director, managing member or general partner of such partnership, limited liability company, association or other business entity.

“Underwritten Offering” means the sale of Securities of the Company to an underwriter or underwriters for reoffering to the public.

11. Miscellaneous.

(a)	No Inconsistent Agreements. The Company has not entered into and shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)	Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)	Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)

Amendments and Waivers. Except to add additional parties as contemplated by Section 11(n) hereof, the provisions of this Agreement may be amended or waived only upon the prior written consent of the holders of a majority of the Investor Registrable Securities;

provided that if any such modification, amendment or waiver would adversely and disproportionately affect any holder of Registrable Securities with respect to their Registrable Securities in a manner different than the holders of Investor Registrable Securities voting in favor thereof, such modification, amendment or waiver will also require the prior written approval of the holders of a majority of the Registrable Securities held by the holder(s) so adversely and disproportionately affected.

(e)	Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)	Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto. References to any statute, rule, regulation or form shall be to such statute, rule, regulation or form as amended from time to time or any successor thereto.

(i)

GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE

THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(j)	Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Boston, Massachusetts time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to a recipient at the address indicated on the attached Investor Registrable Securities Schedule or Other Registrable Securities Schedule, as applicable, and to the Company at the address indicated below:

Performant Financial Corporation
333 North Canyons Parkway
Livermore, California 94551
Facsimile:	(925) 960-4880
Attention:	Lisa C. Im, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105
Attention: Blair W. White

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k)	WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

(l)	Transfer. Except as otherwise agreed by the holder or holders of a majority of the Investor Registrable Securities, prior to transferring any Registrable Securities (other than a transfer pursuant to which such Securities cease to be Registrable Securities) to any Person, the Person transferring such Securities will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other parties hereto), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such Securities with respect to the Securities so transferred.

(m)

Entire Agreement. Except as otherwise expressly set forth herein, this agreement and the other agreements referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided that this agreement shall not supersede or preempt any other agreement between any Holder, on the one hand, and the Company or any underwriter, on the other hand, regarding the transfer of any securities.

(n)	Additional Parties. A Person may be added as a party to this Agreement upon (i) the issuance of additional Securities to such Person and (ii) the approval of the Board and the holders of a majority of the Investor Registrable Securities.

(o)	Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)	Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities.

(q)	Effective Time. This Agreement shall be effective upon consummation of the Company’s IPO.

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INVESTOR REGISTRABLE SECURITIES SCHEDULE

Parthenon DCS Holdings, LLC

Address for notices:

c/o Parthenon Capital Partners

Four Embarcadero Center, Suite 3610

San Francisco, California 94111

Fax: (415) 913-3913

Att: William Kessinger, Managing Partner, and Brian Golson, Managing Partner

With a copy that will not constitute notice to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Fax: (312) 862-2200

Attn: Jeffrey Seifman, P.C.

OTHER REGISTRABLE SECURITIES SCHEDULE

Madison Capital Funding LLC

Allied Capital Corporation

Converge Capital

Lisa Im

Jon Shaver

Jim Tracey

Onezime Biagas

Chris Crissman

Daniel Exline

Harold Leach

Bruce Mackinlay

Guy McDonald

Joseph Tagupa

David Yim

Paul Lauffenburger

Rolland Tracey

Bob Schramm

Ed Keenan

Kevin Hansen

Elizabeth Warda

Nauman Bashir

Said Shawwa

Ernesto Martinez Granata

Scott Carrier

Dennis Christie

Christine Sorich

Lavon Arnett

Dominic Queirolo

Rashid Nasim

Jean Hsien

Chris Domingue

Vince Ramirez

Fiorello Danielli

Irina Tchabanov

Ares Capital Corporation

Bruce Calvin

Todd Ford

William D. Hansen

Ian Johnston

David Lubets

Jeff Nelson

Hakan Orvell

Jeffrey Stein

James Stone